Exhibit 99.1

THE HOWARD HUGHES CORPORATION® ANNOUNCES CLOSING OF AN OFFERING OF

$750,000,000 SENIOR NOTES DUE 2028

DALLAS (August 18, 2020) - The Howard Hughes Corporation® (NYSE: HHC) (the “Company”) today announced the closing of an offering of $750 million in aggregate principal amount of 5.375% senior notes due 2028 (the “Notes”) in an unregistered offering (the “Offering”) through a private placement. The Notes are guaranteed by certain subsidiaries of the Company. The Company intends to use the net proceeds from the Offering, together with cash on hand, for general corporate purposes, including the repayment of certain existing indebtedness.

The Notes were offered in a private placement, solely to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to persons other than “U.S. persons” in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

About The Howard Hughes Corporation®

The Howard Hughes Corporation owns, manages and develops commercial, residential and mixed-use real estate throughout the U.S. Our assets include master planned communities, as well as operating properties and development opportunities including: the Seaport District in New York; Columbia, Maryland; The Woodlands®, The Woodlands Hills®, and Bridgeland® in the Greater Houston, Texas area; Summerlin®, Las Vegas; and Ward Village® in Honolulu, Hawai‘i.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, intentions and expectations are forward-looking statements. Statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “realize,” “should,” “transform,” “would,” and other statements of similar expression constitute forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the intended use of proceeds from the Offering and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date hereof.

Contacts
The Howard Hughes Corporation
Cristina Carlson, 646-822-6910
VP, Corporate Communications and Public Relations
cristina.carlson@howardhughes.com

For HHC Investor Relations

David O’Reilly, 214-741-7744

President and Chief Financial Officer

david.o’reilly@howardhughes.com